First Amendment to Administration, Bookkeeping and Pricing Services Agreement

Dated April 26, 2006 and Amended and Restated on October 24, 2006

Between

ALPS Fund Services, Inc.

and

Clough Global Opportunities Fund

THIS AMENDMENT is made as of July 9, 2008, by and between ALPS Fund Services, Inc. (“ALPS”), and Clough Global Opportunities Fund (the “Trust”).

WHEREAS, ALPS and the Trust have entered into an Administration, Bookkeeping and Pricing Services Agreement (the “Agreement”) dated April 25, 2006 as Amended and Restated on October 24, 2006;

WHEREAS, ALPS and the Trust wish to modify a provision of the Agreement to reflect a revised renewal term.

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree that Section 13(b) of the Agreement should be deleted in its entirety and replaced as follows:

13. Duration and Termination of this Agreement.

(b) Renewal Term. If not sooner terminated, this Agreement shall renew at the end of the Initial Term and shall thereafter continue for successive three year periods until terminated by the Fund or by ALPS, without penalty, upon not less than 60 days’ written notice to the other party.

Other than as amended hereby, all other provisions of the Agreement shall remain unchanged and remain in full force and effect. This Amendment shall be deemed to be an amendment to the Agreement and shall be governed by the laws of the State of Colorado.

IN WITNESS WHEREOF, this Amendment has been executed by a duly authorized representative of each of the parties hereto as of the date of the Amendment first set forth above.

ALPS Fund Services, Inc.		Clough Global Opportunities Fund

By:		By:
Name:	Jeremy O. May	Name:	Edmund J. Burke
Title:	Managing Director	Title:	President

First Amendment to Administration, Bookkeeping and Pricing Services Agreement Dated

April 26, 2006 and Amended and Restated on October 24, 2006

Between

ALPS Fund Services, Inc.

and

Clough Global Opportunities Fund

THIS AMENDMENT is made as of July 9, 2008, by and between ALPS Fund Services, Inc. (“ALPS”), and Clough Global Opportunities Fund (the “Trust”).

WHEREAS, ALPS and the Trust have entered into an Administration, Bookkeeping and Pricing Services Agreement (the “Agreement”) dated April 25, 2006 as Amended and Restated on October 24, 2006;

WHEREAS, ALPS and the Trust wish to modify a provision of the Agreement to reflect a revised renewal term.

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree that Section 13(b) of the Agreement should be deleted in its entirety and replaced as follows:

13.  Duration and Termination of this Agreement.

(b) Renewal Term, If not sooner terminated, this Agreement shall renew at the end of the Initial Term and shall thereafter continue for successive three year periods until terminated by the Fund or by ALPS, without penalty, upon not less than 60 days’ written notice to the other party.

Other than as amended hereby, all other provisions of the Agreement shall remain unchanged and remain in full force and effect. This Amendment shall be deemed to be an amendment to the Agreement and shall be governed by the laws of the State of Colorado.

IN WITNESS WHEREOF, this Amendment has been executed by a duly authorized representative of each of the parties hereto as of the date of the Amendment first set forth above.

ALPS Fund Services, Inc.		Clough Global Opportunities Fund

By:		By:
Name:	Jeremy O. May	Name:	Edmund J. Burke
Title:	Managing Director	Title:	President